                                                               [Execution Copy]


                                                                  Exhibit 10.24


             LIMITED WAIVER, CONSENT, RELEASE AND AMENDMENT NO. 4
                                      TO
              SECOND AMENDED AND RESTATED MASTER SHELF AGREEMENT
                         (Western Gas Resources, Inc.)

    This LIMITED WAIVER, CONSENT, RELEASE AND AMENDMENT NO. 4 TO SECOND AMENDED AND RESTATED MASTER SHELF AGREEMENT (this "Amendment") is entered into as of August 25, 2000, by and among Western Gas Resources, Inc., a Delaware corporation (the "Company"), and The Prudential Insurance Company of America and Pruco Life Insurance Company (together, "Prudential").

                            PRELIMINARY STATEMENTS

    1. The Company and Prudential entered into a Second Amended and Restated Master Shelf Agreement dated as of December 19, 1991 (effective January 31,
1996), as amended by Letter Amendment No. 1 dated November 21, 1997, Letter Amendment No. 2 dated March 31, 1999 and Limited Waiver, Consent, Release and Amendment No. 3 dated June 1, 1999 (as amended, the "Agreement"). Capitalized terms not otherwise defined herein shall have the meanings specified in the Agreement, as amended hereby.

    2. The Company is the sole shareholder of Western Gas Resources - Oklahoma, Inc. ("WGRO").

    3. WGRO has recently acquired all of the partnership interests in Westana Gathering Company, a general partnership ("Westana"), the primary assets of which are the Avard/Waynoka gathering system (the "System") and the Chester gas processing plant (the "Plant").

    4. Concurrently with the repayment of the notes issued under the 1995 Note Purchase Agreement (the "American General Notes"), the Company desires to undertake the following transactions with respect to WGRO and Westana (collectively, the "Westana Transactions"):

        (a)  all of Westana's assets shall be liquidated into WGRO;

        (b) WGRO shall concurrently therewith create a new subsidiary ("Newco"), which shall be capitalized with the System; and

        (c) subsequent to the creation Newco, WGRO will be merged with and into Newco with Newco being the surviving entity, and, as a result of such merger, the Company shall become the owner of the Plant.

    5. In order to secure the Obligations (as defined in the hereinafter defined WGRO Guaranty), including the obligations of the Company under the Notes and the Agreement, the Company caused Western Gas Resources - Oklahoma, Inc., a Delaware corporation ("WGR Oklahoma"), to execute and deliver to Prudential a Guaranty in favor of Prudential together with all subsequent holders of the Obligations (the "WGRO Guaranty").

    6. In order to secure the Secured Obligations (as defined in the Pledge Agreement), including the obligations of the Company under the Notes and the Agreement, the Company executed and delivered the Pledge Agreement pursuant to which the Company pledged and granted a security interest to Prudential in, among other things, the common stock of WGRO (the "WGRO Pledged Stock").

    7. The Company and WGRO have requested that Prudential (i) terminate the WGRO Guaranty and otherwise grant a general release of WGRO under the WGRO Guaranty and any other obligations and liabilities arising under all documents and agreements delivered pursuant to the WGRO Guaranty or in connection therewith and (ii) release Prudential's security interest in the shares of capital stock of WGRO under the Pledge Agreement (the "Release").

    8. The Company and Prudential desire to amend the Agreement for the purposes described herein and to consent to the consummation of the Westana Transactions in connection with the repayment of the American General Notes.

    9. Prudential is willing to grant the Release, subject to the condition that the lenders parties to the NCNB Agreement grant a similar release of the guaranty provided by WGRO to such lenders parties to the NCNB Agreement and NCNB and the respective security interests of such lenders parties to the NCNB Agreement and NCNB in shares of common stock of WGRO (the "Corresponding Release").

    10. Prudential is the holder of 100% of the outstanding principal amount of the Notes issued under the Agreement.

    In consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

  SECTION 1.  Consents, Waivers and Releases.

    (a) Consent to Westana Transactions; Waiver. Prudential hereby consents to the Westana Transactions.



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

        (b) Release of WGRO. Prudential hereby terminates, releases and discharges the shares of common stock of WGRO from the liens and security interests granted by the Company pursuant to the Pledge Agreement, in each case on or after the Westana Effective Date and the satisfaction in full of all conditions precedent set forth in Section 3 of this Amendment. The Company hereby agrees to deliver to Prudential, within 30 days after the Westana Effective Date, an amendment to the Intercreditor Agreement duly executed by the parties thereto confirming the matters described in Section 3(h) hereto and the removal of American General Life Insurance Company as a party thereto due to payment in full of the American General Notes.

    SECTION 2.  Amendments.

        (a) Amendment to Paragraph 6C(4). Sale of Stock and Debt of Subsidiaries. Paragraph 6C(4) is hereby amended in its entirety to read as follows:

        "6C(4). Sale of Stock and Debt of Subsidiaries. Sell or otherwise dispose of, or part with control of, any shares of stock or Debt of any Subsidiary, except to the Company or another Wholly Owned Subsidiary, and except that all shares of stock and Debt of any Subsidiary at the time owned by or owed to the Company and all Subsidiaries may be sold as an entirety for a cash consideration which represents the fair value (as determined in good faith by the Board of Directors of the Company) at the time of sale of the shares of stock and Debt so sold, provided that (i) the assets of such Subsidiary together with (ii) the assets of all other Subsidiaries the stock or Debt of which was sold or otherwise disposed of in the preceding 12-month period and (iii) the assets of the Company and its Subsidiaries sold, leased, transferred or otherwise disposed of pursuant to clause (v) of paragraph 6C(5) in the preceding 12-month period (in each transaction measured by the greater of book value or Fair Market Value), do not represent more than 15% of Consolidated Net Tangible Assets as reflected on the most recent annual or quarterly consolidated balance sheet, and provided further that, at the time of such sale, such Subsidiary shall not own, directly or indirectly, any shares of stock or Debt of, or any other continuing investment in any other Subsidiary (unless all of the shares of stock and Debt of such other Subsidiary owned, directly or indirectly, by the Company and all Subsidiaries are simultaneously being sold as permitted by this paragraph 6C(4)), or any shares of stock or Debt of the Company."

        (b) Amendment to Paragraph 6C(5).  Merger and Sale of Assets.  Clause
(v) of paragraph 6C(5) is amended in its entirety to read as follows:

        "(v) the Company or any Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to any Person, provided, that (a) such assets together with (b) all other assets of the Company and its Subsidiaries sold, leased, transferred or otherwise disposed of during the preceding 12-month period, and (c) the assets of all



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

     Subsidiaries the stock or Debt of which has been sold or otherwise disposed of during the preceding 12-month period pursuant to the first proviso of paragraph 6C(4) (in each transaction measured by the greater of book value or Fair Market Value), do not represent more that 15% of Consolidated Net Tangible Assets as reflected on the most recent annual or quarterly consolidated balance sheet,"

        (c) Amendment to Paragraph 6. Negative Covenants. Paragraph 6 is amended by adding to end thereof a new paragraph 6F to read as follows:

        "6F. Restrictions on Hedging Transactions. The Company will not and will not permit any Subsidiary to enter into Hedging Transactions with respect to crude oil, natural gas or liquid hydrocarbons other than Hedging Transactions (i) that apply to not more than the Adjusted Equity Gas Volume in any calendar year and (ii) for the succeeding three calendar years; provided, however, that this paragraph 6F shall not prevent the Company and its Subsidiaries from entering into Hedging Transactions with respect to 100% of the natural gas of the Company or its Subsidiaries (a) held in storage facilities owned by the Company or its Subsidiaries or (b) purchased from third parties and sold to third parties in connection with the marketing operations of the Company and its Subsidiaries. 'Adjusted Equity Gas Volume' for any calendar year, shall mean the volumes of natural gas and liquid hydrocarbons owned by the Company and its Subsidiaries either through ownership of interests in oil and gas properties ('ownership interests') or pursuant to contractual gathering and processing agreements ('contractual arrangements') that, (x) in the case of ownership interests, do not exceed 75% of proved developed producing reserves to be produced in such calendar year and 50% of proved undeveloped reserves projected to be producing during such calendar year and, (y) in the case of contractual arrangements, do not exceed 75% of the Company's and its Subsidiaries' pro rata share of minimum contracted volumes of gas to be collected and/or processed in such calendar year. 'Hedging Transactions' shall mean, with respect to the Company and its Subsidiaries, any commodity basis swap, forward commodity transaction, commodity swap, commodity option, commodity index swap, commodity cap transaction, commodity floor transaction, commodity collar transaction, any other similar transaction that relates to commodities (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions. The Company will deliver to the holder of each Note a statement detailing its hedge position in a form satisfactory to the Required Holders of the Notes of each Series at the same time it delivers the financial statements contemplated by paragraphs 5A (i) and 5A(ii)."

        (d) Amendment to Paragraph 10B. Other Terms. Paragraph 10B of the Agreement is amended by amending the definition of "Consolidated Net Earnings" in its entirety to read as follows:

            "Consolidated Net Earnings' shall mean consolidated gross revenues of the Company and its Subsidiaries excluding gains resulting from the sale, conversion or other disposition of capital assets (including capital stock of Subsidiaries and other


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

     assets not constituting current assets) and other non-cash gains, less all operating and non-operating expenses of the Company and its Subsidiaries (other than losses resulting from the sale, conversion or other disposition of capital assets, including capital stock of Subsidiaries and other assets not constituting current assets and other non-cash losses) and all charges of a proper character (including current and deferred taxes on income, provision for taxes on unremitted foreign earnings that are included in gross revenues, and current additions to reserves), but not including in gross revenues any gains resulting from the write-up of assets, any equity of the Company or any Subsidiary in the unremitted earnings of any Person that is not a Subsidiary, any earnings of any Person acquired by the Company or any Subsidiary through purchase, merger or consolidation or otherwise for any period prior to the time of acquisition, or any deferred credit representing the excess of equity in any Subsidiary at the date of acquisition over the cost of the investment in such Subsidiary, all determined in accordance with generally accepted accounting principles."

        (e) Amendment to Pledge Agreement. Exhibit B of the Pledge Agreement is hereby deleted and replaced with Exhibit B attached hereto.

            SECTION 3.  Conditions of Effectiveness.

        Except for the Westana Amendments, this Amendment shall become effective as of the date first above written (the "Amendment No. 4 Effective Date") when, and only when, Prudential shall have received all of the following and the Westana Amendments shall become effective as the Westana Effective Date when and only when, Prudential shall have received all of the following:

        (a) duly executed counterparts of this Amendment;

        (b) copies of an amendment in similar form and substance to this Amendment to the NCNB Agreement certified as true and correct copies by the Company;

        (c) copies of the Corresponding Release;

        (d) the Consent attached hereto, duly executed by each Guarantor except WGRO;

        (e) a certificate of a duly authorized officer of the Company dated the date of this Amendment certifying: (i) that all of the representations and warranties set forth in Section 4 hereof are true and correct at and as of the time of such effectiveness; and (ii) as to such other corporate matters as Prudential shall deem necessary;

        (f) a written legal opinion of in-house counsel for the Company, dated as of the date of this Amendment, addressed to Prudential, to the effect that this Amendment


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

    has been duly authorized, executed and delivered by the Company and that the Agreement and each other document, as affected hereby, to which any Related Person is a party constitutes the legal, valid and binding obligation of each such Related Person, enforceable in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency and similar laws and to general principles of equity) and such other matters as Prudential may require;

        (g) payment of $2,700.00 to compensate Prudential for its allocable overhead for in-house legal support; and

        (h) The Westana Amendments shall become effective as of the date on which the American General Notes are repaid in full (the "Westana Effective Date") when and only when, Prudential shall have received evidence satisfactory to Prudential, in its sole and absolute discretion, that each other Person then a party to the Intercreditor Agreement has released its guaranty from WGRO and lien and security interest in the common stock of WGRO.

    SECTION 4.  Representations and Warranties of Company.

        As an inducement to Prudential to enter into this Amendment, the Company represents and warrants as follows:

        (a) Representations. The representations and warranties contained in paragraph 8 of the Agreement are true and correct at and as of the time of the effectiveness hereof (except as such representations and warranties have been modified by the transactions contemplated herein).

        (b) Organization. The Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware.

        (c) Power and Authority. The Company has all requisite corporate power to execute, deliver and perform its obligations under this Amendment. The execution, delivery and performance by the Company of this Amendment have been duly authorized by all requisite corporate action on the part of the Company. The Company has duly executed and delivered this Amendment and this Amendment constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

        (d) No Conflicts. Neither the execution and delivery of this Amendment by the Company, nor the consummation of the transactions contemplated hereby, nor fulfillment of nor compliance with the terms and provisions hereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any security interest, lien or other encumbrance upon any of the properties or assets of the Company pursuant to, its charter or by-laws, any award of any arbitrator or any agreement

    (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company is subject.

        (e) Consents. Neither the nature of the business conducted by the Company, nor any of its properties, nor any relationship between the Company and any other Person, nor any circumstance in connection with the transactions contemplated by this Amendment is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body or any other Person in connection with the execution and delivery of this Amendment or fulfillment of or compliance with the terms and provisions hereof.

        (f) Additional Documentation. No documents or instruments, including consents, authorizations and filings, are required under the certificate of incorporation and bylaws of the Company, or any applicable law with respect to the Company or any of its property or to which the Company or any of its property is subject, or by any material provision of any security issued by the Company or of any agreement, instrument or undertaking under which the Company is obligated or by which it or any of the property owned by it is bound, in connection with the execution, delivery, performance, validity and enforceability of this Amendment and the other documents to be executed and delivered hereunder.

        (g) No Material Adverse Change. Except as previously disclosed to Prudential in writing, there has been no material adverse change in the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole since December 31, 1999.

        (h) No Event of Default or Default. As of the date of this Amendment, no Event of Default or Default exists.

        (i) Newco Guaranty Not Required. Upon the Westana Effective Date, Newco shall not be required to execute and deliver to Agent under the NCNB Agreement a guaranty of the obligations under Section 7.3 of the NCNB Agreement.

    SECTION 5.  Miscellaneous.

        (a) Upon and after the Amendment No. 4 Effective Date, each reference to the Agreement or "this Agreement" in the Agreement and each Note shall mean and be a reference to the Agreement as amended by this Amendment.

        (b) Except as specifically amended herein, the Agreement shall remain in full force and effect, and is hereby ratified and confirmed.

        (c) Other than as expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or


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

    remedy of Prudential, nor constitute a waiver of any provision of the Agreement, the Notes, the Guaranties, the Pledge Agreement or any other document, instrument or agreement executed and delivered in connection with the Agreement.

        (d) The Company confirms its agreement, pursuant to paragraph 11B of the Agreement, to pay promptly all expenses of Prudential related to this Amendment and all matters contemplated hereby.

        (e) GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

        (f) This Amendment may be executed in counterparts (including those transmitted by facsimile), each of which shall be deemed an original and all of which taken together shall constitute one and the same document. Delivery of this Amendment may be made by telecopy of a duly executed counterpart copy hereof.

        IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute this Amendment as of the day and year first above written.


                         WESTERN GAS RESOURCES, INC.


                         By:  __________________________________
                              Vice President-Finance


THE PRUDENTIAL INSURANCE
 COMPANY OF AMERICA


By: __________________________________
    Vice President



PRUCO LIFE INSURANCE COMPANY


By: __________________________________
    Vice President

                             CONSENT TO AMENDMENT

    Each of the undersigned is a Guarantor ("Guarantor" and, collectively, "Guarantors") under separate guaranties (each being a "Guaranty") in favor of The Prudential Insurance Company of America and Pruco Life Insurance Company (together, "Prudential") with respect to the obligations of Western Gas Resources, Inc. (the "Company") under that certain Second Amended and Restated Master Shelf Agreement dated as of December 19, 1991 (effective as of January 31, 1996) as amended by Letter Amendment No. 1 dated November 21, 1997, Letter Amendment No. 2 dated March 31, 1999 and Limited Waiver, Consent, Release and Amendment No. 3 dated June 1, 1999 (as amended, the "Agreement"). Prudential and the Company are entering into that certain Limited Waiver, Consent, Release and Amendment No. 4 to Second Amended and Restated Master Shelf Agreement, dated as of August 25, 2000 (the "Amendment"). Each of the undersigned hereby consents to the Amendment and each hereby confirms and agrees that its Guaranty is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects except that, upon the effectiveness of, and on and after the date of this consent, all references in the Guaranty of the undersigned to the "Agreement," "thereunder," "thereof," or words of like import referring to the Agreement shall mean the Agreement as amended by the Amendment, as the same may be further amended or modified from time to time.

    Dated as of August 25, 2000.

LANCE OIL & GAS COMPANY, INC.
MGTC, INC.
MIGC, INC.
MOUNTAIN GAS RESOURCES, INC.
PINNACLE GAS TREATING, INC.
WESTERN GAS RESOURCES - TEXAS, INC.
WESTERN GAS WYOMING, L.L.C.


By:  _____________________________________________
     William J. Krysiak, as Vice President-
     Finance of each of the above-named companies.

                                                                       EXHIBIT B

                                    Issuers
                                    -------


Corporations
Issuer                                                 Certificate No.      No. of Shares          Class
------                                                 ---------------      -------------        --------
MIGC, Inc.                                                    3                100,000            common

Western Gas Resources - Texas, Inc.                           3                    990            common

Western Gas Resources - Texas, Inc.                           4                     10            common

Mountain Gas Resources, Inc.                                 A-3             1,000,834            common

Western Power Services, Inc.                                  1                  1,000            common

Pinnacle Gas Treating, Inc.                                   1                  1,000            common

Lance Oil & Gas Company, Inc.                                 1                  1,000            common



Limited Liability Companies


 Issuer      Membership Interest
 ------      -------------------

 Western Gas Wyoming, L.L.C.                 100%